UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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SAVMOBI TECHNOLOGY, INC (aka Jingbo Technology, Inc.)

(Name of Registrant As Specified In Its Charter)

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SAVMOBI TECHNOLOGY, INC (aka Jingbo Technology, Inc.)

1345 Avenue of the Americas 33rd Floor

New York, NY 10105

NOTICE OF MAJORITY SHAREHOLDER’S ACTION

December 4, 2023

To the Stockholders of SAVMOBI TECHNOLOGY, INC (aka Jingbo Technology, Inc.):

This Notice and the accompanying Information Statement are being furnished to the stockholders of Savmobi Technology, Inc. (aka Jingbo Technology, Inc.), a Nevada corporation (the “Company”), in connection with a change of the name of the Company to Jingbo Technology, Inc. (the “Name Change”). On March 26, 2023, Guowei Zhang, Hongwei Li, and Qiuqin Li (collectively, the “Majority Stockholder”), who owned 50.25% of the then issued and outstanding shares of the Company, voted in favor of ratifying the Name Change. On March 26, 2023, the Board of Directors of the Company ratified the Name Change, subject to Stockholder approval. The Majority Stockholder approved the Name Change by written consent in lieu of a meeting on March 26, 2023. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change. The Name Change will become effective following approval by FINRA.

The Company common shares are voting. There are currently 10,000,000,000 shares of common stock authorized and 1,061,900,000 shares of common stock issued and outstanding. These shares are held by the Majority Shareholders and another 15,024 shareholders (approximate).

Any actions to be taken following the Increase shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to Company shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of the members of the Board of Directors:

Guowei Zhang, Chairman

Dated: December 4, 2023

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INFORMATION STATEMENT

OF

SAVMOBI TECHNOLOGY, INC (aka Jingbo Technology, Inc.)

(Definitive)

THIS SCHEDULE 14-C INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

FRANCHISE HOLDINGS INTERNATIONAL, INC.

YOU ARE REMINDED WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Savmobi Technology, Inc. (aka Jingbo Technology, Inc.), a Nevada corporation (the “Company”), in connection with the contemplated corporate name change). Guowei Zhang, Hongwei Li, and Qiuqin Li (who hold an aggregate 533,631,951 shares of common stock—or 50.25%—of the outstanding 1,061,900,00 common shares on the date of the shareholder’s written consent) approved the name change to Jingbo Technology, Inc. by written consent on March 23, 2023, following resolutions to that effect adopted by the Board of Directors of the Company on that date. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this contemplated Increase in authorized before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about December 4, 2023. The Name Change will become effective following approval by FINRA, but in no event earlier than 20 days after this Information Statement is mailed or furnished to Company shareholders.

[Balance of Page Intentionally Left Blank.]

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ACTION I NAME CHANGE

CHANGE THE NAME OF THE COMPANY TO JINGBO TECHNOLOGY, INC.

GENERAL

The Board approved a resolution to ratify the change of the name of the Company to Jingbo Technology, Inc. (the “Name Change”).

PURPOSE AND MATERIAL EFFECTS OF THE NAME CHANGE

The Board of Directors has taken this action to broaden our business scope to encompass health products and health management services as well as insurance broker agent services.

We believe that the Name Change will improve the name recognition of the Company in relation to its business plan.

The Name Change will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to broaden the scope of its name recognition and enhance shareholder value.

As discussed above, the Name Change was the subject of a majority vote by the Board of Directors approving the Name Change. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a Name Change.

The main purpose of completing this Name Change is to closely align the Company name with the operations and direction of the Company.

SUMMARY OF NAME CHANGE

Below is a brief summary of the Name Change:

The name of the Company shall be amended to Jingbo Technology, Inc.

This action has been approved by the Board and the written consents of the holder of the majority of the outstanding voting power of the Company.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about December 5, 2023. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse any brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the common stock. This Information Statement is being furnished by the Company and is available on www.sec.gov.

The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Increase be used as a type of antitakeover device. There are no anti-takeover mechanisms present in the Company’s governing documents and there are no plans or proposals to adopt other provisions or enter into other arrangement that may have anti-takeover consequences, other than as pursuant to the Exchange Agreement.

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INFORMATION REGARDING THE COMPANY

On March 6, 2015, SavMobi Technology Inc. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada and established a fiscal year end of May 31. Initially the business platform was in providing application software to a global vendor platform to connect people to businesses and provide a new shopping experience.

On May 18, 2017, Lakwinder Singh Sidhu, the Company’s former Director and CEO, completed a transaction with New Reap Global Ltd., by which New Reap Global Ltd. acquired 32,500,000 shares of common stock, representing 68.4% ownership of the Company.

On March 19, 2018 New Reap Global transferred 250,000 restricted shares to Eng Wah Kung

On May 10, 2018 and May 30, 2018, 16,959,684 were transferred to Arden Wealth and Trust. 2,000,000 shares are free trading from HongLing Shang, 559,684 restricted shares from New Reap Global, LTD and 2,400,000 each from Xuedong Zhang, Jingmei Jiang, Qianxian, Yulan Qi, Baoxin Song, Jianlong Wu. On June 15, 2018 New Reap Global transferred 690,316 restricted shares to EMRD Global Holdings.

On June 26, 2018 New Reap Global transferred 3,000,000 restricted shares to FORTRESS ADVISORS, LLC and 3,000,000 to Baywall Inc.

On November 10, 2020, ten (10) shareholders of the Company, including affiliates Arden Wealth & Trust (Switzerland) AG and New Reap Global Limited, entered into stock purchase agreements with an aggregate of nineteen (19) non-U.S. accredited investors to sell an aggregate of 42,440,316 shares of common stock of the “Company, which represents approximately 68.6% of the issued and outstanding shares of common stock of the Company.

On June 8, 2022, three (3) shareholders of SavMobi Technology, Inc. (the “Company”), including Chen Xinxin, Ye Caiyun, and Li Wenzhe entered into stock purchase agreements with an aggregate of five (5) non-U.S. accredited investors (the “Purchase Agreements”) to sell an aggregate of 25,095,788 shares of common stock of SavMobi Technology, Inc. (the “Company”), which represents approximately 40.54% of the issued and outstanding shares of common stock of the Company, for consideration of $250,958.

The Purchase Agreements were fully executed and delivered on June 8, 2022. Zhang Yiping and Chen Xinxin acquired approximately 24.54% and 6.46% of the issued and outstanding shares of the Company, respectively, and the remaining purchasers each acquired less than 4.99% of the issued and outstanding shares.After the change of ownership, the Company’s current principal offices is located in Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China.

Purchasers	Shares acquired	%
Zhang Yiping	15,189,500	24.54%
Chen Xinxin	4,000,000	6.46%
Wang Yanfang	2,000,000	3.23%
Liu Chen	2,000,000	3.23%
Liu Ying	1,906,288	3.08%

On December 15, 2022, the Company entered into the Share Exchange Agreement with Intellegence, Xinxin, the officer and director, and the Shareholders, which closed on January __, 2023. Under the Share Exchange Agreement, One Hundred Percent (100%) of the ownership interest of Intellegence was exchanged for 1,000,000,000 shares of common stock of SVMB issued to the Shareholders, in accordance with the Share Exchange Agreement. The former stockholders of Intellegence will acquire a majority of the issued and outstanding common stock as a result of the share exchange transaction. The transaction has been accounted for as a recapitalization of the Company, whereby Intellegence is the accounting acquirer.

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Business Overview

Intellegence is a multinational technology company, with a smart parking application software and platform business ecosytem as its main business venture. The group company, Hangzhou Zhuyi Technology Co., Ltd. Hangzhou Zhuyi Technology Co., a PRC holding company, was formed on November 3, 2017 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei. The registered capital was 60 million yuan. The company is located in Building B8, China Zhigu, Fuchun Park, Hangzhou.

It specializes in smart parking projects, smart parking mobile applications and cloud platform construction innovation. Zhuyi Technology takes the smart parking scene as the entry point, integrates various parking lot resources, builds static traffic data and smart city services.

A deeply integrated digital ecological platform for city planners, parking lot operators, car owners and cooperative businesses to provide comprehensive solutions for smart parking. It also focuses on the construction of its digital platform which operates the creations and control of businesses, assists the construction of smart cities, and creates a bright future for smart living.

Intelligence operates facilities at Xiaoshan Airport Remote Parking Lot, Tianjin Xinhua International University, Fuyang People’s Hospital, Qilu University Hospital, Shanghai Tesco Supermarket, Hubei Huanggang Central Hospital. We also currently have eight urban parking projects.

Our Any-e Life platform covers Any-e stop smart city cloud platform, Any-e stop App., parking management system, ecosphere merchant system, information forums, Any-e purchase cloud mall, Any-e Shop VIP member hall, etc., Covering parking services, parking management, urban parking information, smart cloud e-commerce, automotive after-market merchant O2O store, car owner membership services, etc.

Any-e Shop adopts sub-chain technology and shared inclusive economy model, through WeChat’s public platform + live stream + mini programs + cloud e-commerce + advertising distribution, integrated to create a shared intelligent cloud e-commerce platform, through the conversion of public domain traffic into private domain traffic, in order to promote merchant information sharing, traffic interaction, thus forming a cloud ecological chain of resource sharing, benefit sharing and data sharing.

Intellegence believes that its Any-e Life platform provides an app that solves the difficulty of parking for drivers and car owners. You can check and reserve parking spaces, enter and exit the parking lot without delay, pay seamlessly, fees are deducted automatically. Our cloud platform includes: Parking management system, platform management system, merchant system, comprehensive city management cloud platform and other multiple management systems, fully meet the needs of each different users. We have accumulated a vast amount of user data, and can provide tailored services for each user such as online shopping; creates for e-commerce, which brings new revenue channels and sources for the platform. Intellegence has a combination of online and offline car services, covering auto repair and maintenance, auto supplies, auto body shop, modifications, car wash, and commercial business around the automotive industry. Auto finance: used cars, new car sales, auto loans, auto insurance, life insurance, etc.

Our facilities have integrated license plate recognition that includes (i) a 3-million-pixel HD license plate recognition camera, which captures clearer photos, higher license plate recognition rate; (ii) support for blue plate, yellow plate, green plate, double-layer license plate, public security, military vehicles and other license plate recognition; (iii) integrated chassis structure design, easy installation, better dustproof and waterproof effect; (iv) four by four LED display, taking into account the function and cost performance; (v) embedded license plate recognition special fill light, with its own light-sensor, automatically turns on at night, off during the day; and (vi) support for QR code cloud calls.

They also have DC brushless road gates that (i) are DC brush-less 24V motor, heat resistant, silent operation, power gate operating life span exceeds 5 million times; (ii) include digital control box, adjustable power gate speed between 1.5 - 6 seconds depends on pole length; (iii) retract upon collision, prevents tailgating, delayed automatic power-down function; (iv) self raise during malfunctions, external power supply automatically disconnects, to ensure normal passage of the lot; and (v) have red and green status lights, green light indicates open, red light indicates gate is currently closed.

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Intellegence’s parking cloud platform is a one-stop-shop unified management platform for on-street parking, off-street parking, three-dimensional garage, with high- and low-level monitoring, geomagnetic, charging station and other equipment. We use an SAAS architecture cloud platform, which can achieve an all-in-one hosting platform from project creation, deployment, operation and maintenance of the whole package. Applied in the parking industry, it is most suitable for unattended parking management.

No database needed on site; the cloud platform supports a high data processing capacity up to billions. All data can be permanently stored in the cloud platform, and the platform supports one-key hot upgrade when new updates and features are released, or customized functions are upgraded. It supports cameras access to almost all current license plate recognition manufacturers on the market, does not require any technical cooperation from equipment manufacturers. There is seamless access to the parking cloud platform without replacing any hardware equipment on site. All gate control and vehicle billing are controlled by the cloud platform, the site does not need a management booth or computer, reports and real-time monitoring can be viewed in real time through the cloud. One Smart Cloud Box can access up to 48 channels of cameras, in most cases requires only one configuring box for each project. After the front-end license plate is captured, the box carries out secondary comparison by analyzing the captured photo, and once there is a camera recognition error, it can be corrected within 200ms, truly achieving 99.9% license plate recognition rate.

Intellegence expects to derive revenue from (i) both contract and partnership parking operations, and there are both city-level parking lots and single-unit projects that make profits from parking lot operations; (ii) business model design and the accumulation of platform users, we establish a platform ecosystem, realize the fundamental value of users, provide longer service span for users. Shared resources and business models for the platform merchants, provide system support for merchants to build digital operations, and help merchants to build their own digital assets; (iii) selling our parking hardware and developing software; (iv) the platform’s hardware and software systems, where we connect docking lots, and its users then assist with cash flow, even though we do not participate in the operations; and (v) the preliminary project construction and equipment installation of parking lots.

Through the development of a series of reward and incentive policies (including cash), we will carry out comprehensive marketing and resource integration with different parties such as internal branches, regional agents, various different parking lots, as well as partner merchants and VIP users. The internal marketing department is responsible for marketing support and training, and is divided into several large regions for management and layout according to national regions. Intellegence will provide regional market development by local agents in local markets, regional marketing guidelines provided by Intellegence, and our headquarters to provide support.

Parking lots are the main entrance to get users, so we should focus on the expansion of parking lot users and add a new incentive mechanism to promote parking lot users. We want to make parking lot users into assets. We intend to develop an incentive structure for the promotion of users in the ecosystem, to increase the enthusiasm of cooperating merchants to promote users, so that each cooperating merchant plays an important role in user promotion.

The Company’s bottom line subsidiaries include Zhuyi Technology (Anping) Co., a PRC company formed on May 12, 2022, which is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Haikou Zhuyi Technology Co., a PRC company which was formed on May 9, 2022 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Liangshan Tongfu Technology Co., a PRC company which was formed on November 13, 2018 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhu Zhibin; Zhejiang Linglingyi Network Technology Co., a PRC company which was formed on November 7, 2018 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Yibin Huibo Technology Co., a PRC company which was formed on July 5, 2019 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Xide Zhuyi Technology Co., a PRC company which was formed on October 14, 2021 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; Hubei Tongpo Parking Management Co., a PRC company which was formed on November 4, 2020 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei; and Zhuyi Technology (Taining) Co., a PRC company which was formed on May 18, 2021 and is engaged in the business of smart parking application software and technology development. Its legal representative is Zhang Guowei.

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Our Goals

1. Building smart digital parking cloud platform.

2. Forming a harmonious digital ecosystem around smart parking.

3. Constructing intelligent cities across the globe.

4. Creating a brighter future for smart living.

Our core goal is to integrate resources, build a platform ecosystem, users focused, achieve multi-scenario satisfaction of user needs and transactions, and become an ecological operator of smart parking digital platform.

1. Operating a parking lot: Contracting to operate a parking lot as the main business of the parking lot operators, whose main profit is parking fees. (For example, contract contractors to operate parking lots for a variety of different operations).

2. Payment: Paid smart parking as the system’s main goal. (such as ETC payment).

3. Building a platform, encourage derived businesses, integrating resources, building business circle, making rules and business model: Only by treating users as a fundamental part of the business, doing mobile application software + cloud platform + ecosystem would become our real challenge. Ultimately to establish multiple inner ecosystems and provide values to users. Establish self-sustained digital operations and open up more opportunities through our business model.

4. Equipment Sales: Mainly focus on the production and sales of equipment, simultaneously develop platform operations, the digital platform is mainly for the purpose of equipment sales, software is limited to parking management.

With the development of global economy, going abroad has become an essential step in the development process of every enterprise. In the process of globalization layout, the first phase will promote the brand in a more diversified form, focusing on the global business perspective, extending to Asian and European markets in the next three years, and then opening a global market service system.

Franchising Policies

The franchising policy mainly includes four aspects:

1. Regional Partner Policy; where regional agents need to have industry network resources, marketing team, and be able to interlock parking lots and ecosystem businesses, with a deposit of 100,000 yuan. There will be parking lot interlock incentives, merchant interlock incentives, user promotion incentives and regional market incentives.

2. Joint Parking Lot Policy; where (a) with single-operating parking lot cooperation, Intellegence invests in hardware equipment and software system, service charges are charged according to the number of channels, and parking charges are deposited into the parking lot owner’s account within 7 days, (b) contracted parking lot is paid monthly or quarterly according to the annual contract amount, and the parking lot operated by joint cooperation is paid monthly according to the contracted share ratio, (c) there are non-operating parking lot policy: Policy documents need to be issued by local government departments, and (d) urban-level parking lots are tendered or set up joint ventures according to each project, with various cooperation models such as PPP, BOT, EPC+O, etc.

3. Platform Merchant Franchising Policy; where there must a legal business license and physical store, willing to join the platform ecosystem, pre-joined merchants are free to join. The platform collects a certain percentage of service fee based on the transaction volume. Merchants who refer users can get a 5% reward for each users’ total amount spent in any of the platform’s businesses. VIP users can get a 10% reward for pre-paying their account, merchants who refer can get a 1% reward of merchants’ transaction flow in the platform.

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4. VIP User Policy; where users retain VIP status once account pre-pay amount reaches 1,000 yuan, pre-paid amount can be used for parking payment, direct payment to platform merchants, and any spending in the platform online store. Users who refer VIP users can get 10% of their pre-paid amount and 5% of their referred users’ spending in the platform ecosystem, referring merchants can get 1% of their platform sales.

Market Analysis

Under the traditional parking management system, China’s parking industry has two significant problems: the shortage of parking spaces and low utilization rate. At present, the average utilization rate of parking spaces in China is about 40%, the larger the scale of the parking lot, the lower the utilization rate, such as the largest commercial complex parking lot, but the average daily utilization rate is only 37%, which is lower than the average level of other types of parking lots. Over 90% of cities in China have an overall parking utilization rate of less than 50%, and the parking utilization rate in major cities such as Beijing, Shanghai and Guangzhou is in the range of 40-50%, which is a waste of parking resources.

Under the traditional parking space management system, the degree of specialization in parking management is low, the industry is highly fragmented, and there is a lack of large specialized parking management companies. There are many types of market participants with different standards, the uneven level of control prevents the centralized management of traditional parking spaces, which further hinders the effective use of parking spaces and is not conducive to the improvement of parking space utilization.

In Beijing, there are 6,581 registered parking lots, but more than 3,000 property management companies and parking lot management companies are involved in management. The market share of parking spaces of the top four management companies only accounts for 8.5%; the market share of the top-ranked parking management company is 4.4%, and the market share of parking spaces is only 1.9%. At the same time, China’s traditional parking management system has a low level of intelligence and management method.

According to Sullivan’s data, the coverage rate of intelligent parking lots in major cities such as Beijing, Shanghai, Guangzhou and Shenzhen is less than 10%, and most domestic parking lots still adopt the traditional “card and ticket” entrance/exit management method, with manual charging as the main method. The backward management method leads to the problems of slow access, difficulty in finding parking space and difficulty in finding a car. The length of time and difficulty for car owners to find cars increases with the scale of the car park.

For example, the parking lot of commercial complex is generally large in scale and complex in structure, and the user’s search time is often 4-6 times of the average search time of other types of parking lots (residential, commercial office buildings, transportation hubs, etc.). The backward management method greatly lengthens the time of occupied parking spaces, hinders the improvement of parking space turnover rate, and even directly causes poor user parking experience.

With the problem of “difficult parking” becoming more and more prominent, the commercial and social value of the smart parking industry has also become more and more prominent. Smart parking management mode can effectively improve the utilization of parking resources, thus alleviating the problem of urban parking difficulties. It is sought after by all social forces (capital, policy, technology, users, etc.) and can promote the further development of the industry.

China’s smart parking industry has not yet issued a national unified construction standard, the construction of parking information systems in local cities across the country lacks a unified normative basis, and the smart parking systems built by various office buildings, hotels, shopping malls, and communities lack integrated planning and architecture specifications, especially for applications in commercial areas and communities, with significant differences in architecture between systems, leading to difficulties in information exchange and system integration. There are a large number of smart parking enterprises and derivatives on the market, each smart parking products and service providers is on their own, the products and systems launched are not compatible with each other. In the smart parking application field, the market is not yet standardized nationwide via a single parking app, all parking apps information is not incorporated or shared, forming many singled out information islands, which is against the original intention of revitalizing the market of smart parking. These apps also have different user experiences, which brings a lot of inconvenience to consumers, and eventually abandoned by many of them, which is not beneficial to the expansion and popularity of smart parking network.

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In addition, the development of the industry is not standardized, there are some providers who do not have the resources to research, develop and provide post-sale services, who end up reducing prices to sell low-quality products. No real competing power, disrupting the market order, causing quality manufacturers a certain amount of competitive pressure, intensifying a degree of competition in the industry, which is not favorable to a healthy development of the industry.

In the past three years, internet companies have entered the smart parking industry in a big way with capital. in February 2018, Ant Group under Alibaba took a 200-million-yuan stake in J-Parking. In August of the same year, Tencent made a strategic investment in Xiamen Ketuo Co.

Internet companies have combined their advantages in artificial intelligence, mobile payment and other technologies with smart parking platforms for strategic cooperation. This strategic cooperation between internet companies and smart parking platforms has made unattended and sensor less payment the trend of industry development. The mainstream smart parking operation platform has access to Alipay, WeChat payment and other mobile payment technologies. In May 2018, Baidu and ETCP reached a strategic cooperation, through the “parking payment” page of Baidu Map or the “ETCP Parking” APP, car owners can check parking information in real time, navigate to the parking lot, and enjoy smart parking services such as electronic payment for entering and exiting the parking lot without parking, achieving a harmonious system of shared data and integrated platform.

Baidu, Ali, Tencent and other Internet giants have entered the game one after another, not only to provide a solid financial basis for the transformation of parking services, also the integration of on-line operations and smart parking, which boosts rapid and steady development of the industry, driving the industry into a new stage of development. As the head enterprises in the smart parking industry accelerate their capital operation, the industry will accelerate the pace of high-quality parking resources, and will also surge a wave of mergers and acquisitions, resulting industry integration to be further accelerated.

According to some developed countries, the ratio of car to parking spaces is 1:1.3, while the average in China is less than 1:0.5, which is a serious imbalance between supply and demand, car owners and drivers usually can not find a parking space after driving out to the destination, due to the difficulty of finding parking spaces leading to unlawful parking, road congestion, traffic accidents and other problems, bringing concerns to the government’s urban traffic.

Analysis from the perspective of the needs of car owners and drivers: This part of the user demand we call C-end user demand, its demand for parking is extremely urgent and rigid, they hope to be able to check the availability of parking spaces near the destination in advance before leaving home, you can reserve a parking space in advance. At the same time, as car owners and drivers, they hope that the platform can provide them with more user-friendly, more detailed and comprehensive services and better experience.

Analysis from the perspective of different parking space owners and operators: They want to realize unattended and automated payments; they want to reduce operating costs and improve operational efficiency; they want to realize intelligent and digital management and turn their resources into their digital assets.

Analysis from the perspective of city planners: They want to have a software, a system and a platform to integrate the parking spaces of different property rights in the whole city, to achieve data integration and sharing, and to realize real-time data update, query, regulation and scheduling.

Analysis from the perspective of the state, to promote the industry and industrial development: The smart parking industry covers a wide range, long industry chain, the state hopes to have a comprehensive digital, industry-wide platform for industry resource integration and information sharing, in order to promote the development of the whole industry.

Competitive Advantages

We believe that Intellegence has significant advantages in terms of development strategy, technology, team, business model and capital operation. After years of cultivation and accumulation, Intellegence has its own intellectual property rights of smart parking mobile application software, parking management system, merchant system and smart parking cloud platform. We have a professional and well-structured technical team, management team, operation team, and marketing team.

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Business Model

Intellegence intends to carry out software and hardware system conversion for existing parking lots, to achieve a smart, digital, platform operation, from constructing to profiting. We shall integrate resources and processing transactions by undergoing software development and using our own merchant marketing management software. The Company will operate the lots by contracting them out and profiting from the parking fees. We hope to gain revenue through the sales of various smart parking hardware, including smart car stopper, smart parking machine, smart cloud box, geomagnetic, etc. We also have E-commerce, membership, sales profit and sales commission on Any-e platform and want to utilize the platform’s database, build an O2O business model for the automotive aftermarket, which brings more opportunities, more stable and sufficient cash flow and ultimately revenue to the platform. We believe there are advantages to our partnership operation model, capital operation model, digital, ecological, and platform operation business model. Intellegence has a strong resource integration capability, from parking, car owners, online and offline merchants, industry support to O2O platform, etc. Multi-platform resource integration to open up each service channel, to achieve shared user resources in the ecosystem, to better assist each and every user.

PROPERTIES

Our mailing address is Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China. The Company owns this property.

LEGAL PROCEEDINGS

The Company was not a party to any material legal proceedings, nor was its property the subject of any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

On April 13, 2022, a bid and an ask was initially posted.

The high and low bid prices of our common stock following such date is as follows:

Year 2022	Low	High
April 1 through June 30, 2022	$0.1225	$0.1225
July 1 through September 30, 2022	$0.10	$0.175
October 1 through December 31, 2022	$1.95	$0.175

Year 2023	Low	High
January 1 through March 31, 2023	$1.00	$2.30
April 1 through June 30, 2023	$3.17	$0.03
July 1, 2023 through September 30, 2023	$0.99	$3.00

Holders

There are approximately 29 holders of the Company’s Class A Common Stock. This figure does not include holders of shares registered in “street name” or persons, partnerships, associates, corporations or other entities identified in security position listings maintained by depositories.

Dividends

The Company has not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following document as filed with the Commission by the Company are incorporated herein by reference:

1. Annual Report on Form 10-K for the year ended May 31, 2022.

2. Quarterly Report on Form 10-Q for the period ended August 31, 2022.

3. Quarterly Report on Form 10-Q for the period ended November 30, 2022.

4. Quarterly Report on Form 10-Q for the period ended February 28, 2023.

ADDITIONAL INFORMATION

Voting Securities; Beneficial Ownership of the Company’s Common Stock

The Company’s common stock is the only class of voting equity securities that is currently outstanding and entitled to vote at a meeting of the Company’s stockholders. Each share of common stock entitles the holder thereof to one (1) vote on those matters requiring a vote of shareholders. Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 29,995,000 shares are outstanding as of July 20, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s Common Stock owned on the May 31, 2023 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name	Number of Shares of Common Stock	Percentage
Guowei Zhang	200,000,000	18.83%
Hongwei Li	290,000,000	27.31%
Chuchu Zhang	260,000,000	24.48%
Xiujuan Chen	250,000,000	23.54%
(All officers and directors as a group (4 people))	1,000,000,000	94.17%

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DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Company directors and executive officers and persons who own more than 10% of a registered class of the Company’s outstanding equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% members are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, namely Forms 3, 4 and/or 5. Based upon a review of the copies of such filings filed and furnished, the Company believes that none of the required filings have not been made.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E.—Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of any Company filings with the SEC are also available to the public from the SEC’s website at www.sec.gov on its EDGAR filing system. Upon written request to 125 Railway Avenue East, Canora, Saskatchewan, Canada, S0A0L0 or by calling the Company at (516) 544-2812, shareholders of the Company may request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference, including information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

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CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: December 4, 2023

By Order of the Board of Directors

/s/ Guowei Zhang
Guowei Zhang
CEO

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